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                                                                   Exhibit 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Rocky Shoes & Boots, Inc. on Form S-8 of our report dated March 26, 2004, appearing in the Annual Report on Form 10-K of Rocky Shoes & Boots, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Columbus, Ohio
December 29, 2004